QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the registration statement (Form S-8 No. 33-65049) pertaining to the Hardinge Inc. Savings Plan and registration statement (Form S-8 No. 333-103985) pertaining to the Hardinge Inc. 2002 Incentive Stock Plan of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Hardinge Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Buffalo, New York
March 10, 2004

QuickLinks

Consent of Independent Auditors